EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of The Gymboree Corporation and subsidiaries and the effectiveness of The Gymboree Corporation's internal control over financial reporting dated March 29, 2010, appearing in the Annual Report on Form 10-K of The Gymboree Corporation for the fiscal year ended January 30, 2010.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 30, 2010